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                                                                   EXHIBIT 10.21


                        NEIC NETWORKED PARTNER AGREEMENT
                           FOR CLEARINGHOUSE SERVICES


AGREEMENT between National Electronic Information Corporation with an address at 500 Plaza Drive, Secaucus, New Jersey 07094 (hereinafter called "NEIC") and Nichols Select with an address at 1801 First Avenue South, Birmingham, AL 35233 (hereinafter called "Vendor").

A.   DEFINITIONS AND FEES

1. Effective Date for all purposes of this agreement shall mean ____________ or, if no date is stated, the date this document is signed by NEIC.

2.   NEIC Services

     For all purposes of this agreement, the term NEIC Services shall mean those services selected below as described in the NEIC Service Description Documentation for such Services identified in Section B.3.1 ("Service Documentation") and related documentation and materials in connection with transactions submitted to entities which may NEIC's standard fees to receive transactions from the NEIC Services ("NEIC Standard Payors") or to entities which pay NEIC reduced fees to receive transactions from the NEIC Services ("NEIC Pass Through Payors") as each category is identified from time to time in the NEIC Transaction Specifications ("Transaction Specifications") then in effect, which NEIC Standard Payors and NEIC Pass Through Payors are hereinafter called NEIC Participating Payors:

     a.   Batch:    [X]  Medical Claims              [ ]  Rosters
                    [ ]  Hospital Claims             [ ]  Encounters
                    [ ]  Dental Claims               [ ]  Other

     b.   On-Line:  [ ]  Eligibility                 [ ]  Utilization Management
                    [ ]  Other

     c.   Other:    [X]  All Payor Services for transactions with payors which are not NEIC Participating Payors -- Terms and Fees
                         Governed by Separate Rider

                    [X] Electronic Remittance Advice ("ERA") -- Terms and Fees Governed by Separate Rider

                    [ ] NEIC ACU-CLAIM(R) Software -- Terms and Fees Governed by Separate Rider


3.   Annual Service Fees:  First Year $3,600

                           Subsequent Year        [X]  $3,600      [ ]  $5,000


4.   Changes in Services and Fees

     The services and fees set forth above may be changed from time to time by a writing signed by both parties without otherwise changing any of the terms or conditions of this agreement, except as may be stated in such writing.

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B.   GENERAL TERMS AND CONDITIONS


1.   License

1.1 Subject to the terms and conditions of this agreement, NEIC grants to Vendor a non-exclusive and non-transferable right for the term of this agreement to use the NEIC Services only in accordance with the Service Documentation. No rights are granted to the NEIC Services except as explicitly set forth in this agreement. Any software furnished to Vendor by NEIC in connection with the NEIC Services (other than NEIC ACU-CLAIM which, if selected pursuant to Section A.2.c above, shall be governed by a separate Rider) shall not be governed by this agreement but instead shall be governed by the agreement accompanying such software.

1.2 This license is valid for use of the NEIC Services only at one physical site owned or managed by or under the control of Vendor for transactions generated by Vendor or its customers ("Customers").

1.3 NEIC reserves the right from time to time in its sole discretion, without any liability to Vendor or its Customers, to suspend, revise, modify, or update any part of the NEIC Services; provided, however, that NEIC shall use reasonable efforts to notify Vendor of any such event 90 days prior to its effective date and NEIC shall furnish Vendor with appropriate documentation in connection therewith with reasonable promptness.


2.   Fees

2.1 The first year's Annual Service Fee Identified in Section A.3 is payable to NEIC upon execution by Vendor of this agreement and shall be for services during the period from the Effective Date through December 31, 1996. The Annual Service Fee for each subsequent year shall be due on January 1 of such year and shall be for services from that date through the following December 31. Notwithstanding the foregoing, the Annual Service Fee (other than the first year's Annual Service Fee) shall be (i) waived if for the entire 12 month period preceding the date such Fee is due or such portion thereof during which Vendor submitted claims to the NEIC Services pursuant to this agreement (either hereinafter called the "Measurement Period"), Vendor was qualified as either a Gold Level or Platinum Level Networked Vendor, or (ii) reduced (to a maximum of the amount of such fee) by 3 cents for each claim submitted to and accepted by the NEIC Services from Vendor during the Measurement Period, which claim is to be submitted by the NEIC Services to NEIC Standard Payors, provided no more than 10,000 claims of a specific claim type in any calendar month may be applied to such reduction.

2.2 Any transaction charge pursuant to Sections B.7.6 and B.9.3 imposed on Vendor shall be invoiced by NEIC on a monthly basis. Accompanying such invoice shall be a report identifying the number of transactions on which such invoice is based.

2.3 All fees and any other charges hereunder are subject to increase by NEIC once each calendar year, provided that NEIC gives 90 days prior notice to Vendor of any such increase and, provided further, that the fees and charges then imposed on Vendor by NEIC shall not exceed those then imposed on any other entity using the NEIC Services and providing substantially similar services as Vendor ("NEIC Vendor") with substantially equivalent transaction volume and arrangements with NEIC. Any change in the Annual Service Fee shall be effective with respect to the next such Fee due from Vendor hereunder.

2.4 Any technical support services requested in writing by Vendor which are not required to be performed by NEIC hereunder shall be subject to the availability of NEIC's technical staff and shall be billed at NEIC's then standard time and material rates plus out-of-pocket expenses.

2.5 Any optional enhancements, modifications, features, modules or products that may from time to time be announced by NEIC with respect to the NEIC Services will be offered to Vendor and, if Vendor accepts such enhancements, modifications, features, modules or products, Vendor will be responsible for the charge, if any, imposed by NEIC therefor.

2.6 Vendor shall be responsible for any state, local and federal taxes (excluding any such taxes imposed on NEIC's income) applicable to any of the services or materials furnished by NEIC under this agreement, whether imposed now or later by the applicable taxing authority, even if such imposition occurs after the termination of this agreement.

2.7 All charges hereunder will be due within 30 days of the date of invoice therefor.


3.   NEIC Deliverables and Obligations

3.1 NEIC has previously delivered to Vendor the Service Documentation and shall provide Vendor reasonably promptly after the Effective Date the following:

     a. One copy of the applicable NEIC Transaction Specifications ("Transaction Specifications"); and

     b.   One copy of the NEIC Information Handbook (the "NEIC Handbook").

3.2 NEIC will provide Vendor with a local telephone number or alternative 800 number for access by Vendor (on a dial-up telecommunications basis) to the NEIC central processing facility for use of the NEIC Services.

3.3 The NEIC Services will operate during hours reasonably specified by NEIC from time to time in the then relevant Service Documentation.

3.4 NEIC shall provide Vendor ongoing support through telephone consultation for each of the NEIC Services as described in the then relevant Service Documentation. NEIC shall provide a local telephone number or 800 number for access to the NEIC technical support facility for this purpose. Vendor shall be responsible for any of its long distance telephone charges in connection with this support. In addition, if determined to be necessary by NEIC, NEIC shall provide on-site visits to assist Vendor in the use of the NEIC Services. NEIC reserves the right to charge for such visits requested by Vendor at NEIC's then time and material rates.

3.5 NEIC shall use reasonable efforts to correct any errors identified by Vendor in any documentation provided by NEIC and NEIC shall update such documentation periodically as NEIC determines to be necessary to correct any documentation errors or to reflect changes in the NEIC Services.

4.   NEIC's Marketing Support for Networked Vendors

4.1 NEIC shall identify Vendor to NEIC Participating Payors as an NEIC Networked Vendor for the NEIC Services in case any such Payor wishes to make a referral to a vendor.


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4.2      NEIC shall offer to Vendor participation in the following special NEIC
Networked Vendor Support Programs as described in and subject to the terms and conditions of the Networked Vendor Program Document then in effect:

         a.  National advertising;

         b.  Availability on request of NEIC developed marketing materials;

         c.  Account management and sales support;

         d.  Participation in applicable NEIC sponsored seminars;

         e. Referral to Vendor of sales leads for the NEIC Services in Vendor's applicable geographic territory which are received by NEIC through unsolicited telephone calls or in responses to NEIC general advertising; and

         f. 25% discount on admission fees charged at any NEIC sponsored conferences for two participants.

4.3 If Vendor qualifies as a Gold Level Networked Vendor for one or more claim types, NEIC shall offer to Vendor in addition to the Programs identified in Section B.4.2 the following additional programs as described in and subject to the terms and conditions of the Networked Vendor Program Document then in effect:

         a. Participation in NEIC promotional programs for the applicable claim type(s) such as incentive programs, direct mail and trade show support;

         b. Participation in NEIC regional advertising for the applicable claim type(s);

         c.  Additional copies of NEIC marketing material; and

         d. An additional 25% discount (totaling 50% discount) on admission fees charged at any NEIC sponsored conferences for two participants.

4.4 If Vendor qualifies as a Platinum Level Networked Vendor for one or more claim types, in addition to the Programs identified in Sections B.4.2 and B.4.3, Vendor shall participate in the following additional programs as described in and subject to the terms and conditions of the Networked Vendor Program Document then in affect:

         a.  Telemining support for the applicable claim type(s);

         b. Free attendance for two participants at any NEIC sponsored conferences in lieu of the discounts referenced in Section B.4.2.f and B.4.3.d; and

         c.  Additional copies of NEIC marketing materials.

5.       NEIC Financial Support for Networked Vendors

5.1 NEIC shall pay to Vendor the following amounts for each claim submitted by Vendor to the NEIC Services and accepted by the NEIC Services in any calendar month, which claims is to be submitted by the NEIC Services to an NEIC Standard Payor (a "Qualifying Claim") above the thresholds per claim type (i.e. hospital, medical or dental) identified below:

         a. If Vendor qualifies as a Silver Level Networked Vendor, NEIC shall pay 3 cents for each such Qualifying Claim above 10,000 Qualifying Claims of such claim type submitted and accepted during such month;

         b. If Vendor qualifies as a Gold Level Networked Vendor, NEIC shall pay 5 cents for each such medical or hospital Qualifying Claim and 3 cents for each such dental Qualifying Claim above 10,000 Qualifying Claims of the applicable claim type submitted and accepted during such month; and

         c. If Vendor qualifies as a Platinum Level Networked Vendor, NEIC shall pay 5 cents for each such medical or hospital Qualifying Claim and 3 cents for each such dental Qualifying Claim with respect to qualifying Claims in excess of 10,000 Qualifying Claim of the applicable claim type but less than 25,001 qualifying Claims of such claim type submitted and accepted during such month and 7.5 cents for each such medical or hospital Qualifying Claim and 5 cents for each such dental Qualifying Claim in excess of 25,000 qualifying Claims of the applicable claim type submitted and accepted in such month.

5.2 If Vendor is submitting more than 25,000 Qualifying Claims in any calendar month of a particular claim type, NEIC shall pay Vendor the amount due Vendor pursuant to Section 8.5.1 with respect to Qualifying Claims of such month within 35 days following the end of such month. Otherwise, NEIC shall pay Vendor the amount due Vendor pursuant to Section B.5.1 with respect to Qualifying Claims of such month at the later of the date Vendor is to receive a payment from NEIC pursuant to the prior sentence of this Section B.5.2 or within 35 days following the end of that calendar quarter. Each payment made pursuant to this Section 8.5.2 shall be accompanied by a report identifying the qualifying Claims on which such payment is based.

6.       Vendor Acknowledgments and Authorizations

6.1 Vendor acknowledges that it has reviewed the Service Documentation, has determined it to be satisfactory for its needs as is and accepts the current performance of the NEIC Services as described in said Documentation.

6.2 Vendor acknowledges that (i) the NEIC Services will reject any transaction which fails to satisfy NEICs then current standard edits published in NEICs then relevant Transaction Specifications for such transaction; and
(ii) NEIC Participating Payors have the right to reject or pend any transaction that fails to meet administration criteria then ordinarily employed by such Payor for such transaction.

6.3 Vendor acknowledges that all programs, specifications, materials and forms (including any training materials, the NEIC Handbook and the Transaction Specifications) supplied to Vendor by NEIC hereunder (hereafter called +NEIC Materials+) are proprietary to NEIC, shall be subject to the protections of Section B.14.2 and that NEIC retains all rights to and ownership of such Materials.

6.4 Vendor hereby authorizes NEIC to use Vendor's name in any and all promotion, marketing or advertising which NEIC will be utilizing for any of the NEIC Services.


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7.     Vendor General Obligations


7.1 Vendor shall not use, disclose, reproduce or exploit NEIC Materials except as required for the use of the NEIC Services for itself or its Customers, Vendor shall not disclose specifications to any Customer or other entity, and Vendor shall not make or reproduce excerpts of any NEIC Materials. Vendor further agrees to protect all NEIC Materials in accordance with means which shall be no less protective than the means Vendor then uses to protect its own confidential information and Vendor shall not permit any claims, items or encumbrances to be created against such Materials. Vendor shall also cooperate with NEIC (at NEIC's expense) in any claim or litigation against third parties that NEIC may determine to be appropriate to protect or enforce NEIC's rights respecting any NEIC Materials or Services.


7.2 Vendor shall use the NEIC Services only in accordance with the procedures, data element standards, formats, codes, protocols and edits set forth in the then relevant Transaction Specifications for the applicable transactions and only to entities specifically identified by NEIC for such purpose in writing or electronically. Vendor shall also maintain data transmitted through the NEIC Services for a period of 30 days from the date of transmittal and retransmit any such data upon request from NEIC given during such 30-day period.

7.3 Vendor shall promptly report to NEIC any performance problems related to the NEIC Services including a description of the circumstances surrounding their occurrence.

7.4 All materials prepared by or on behalf of Vendor that contains any reference to NEIC or any NEIC Services must be approved in writing by NEIC prior to release. In addition, Vendor shall preserve on all copies of NEIC Materials prepared by it or on its behalf with respect to any aspect of the NEIC Services all copyright or trademark notices placed by NEIC on the original of such Materials.

7.5 Vendor shall be solely responsible for acquiring, operating and maintaining the hardware and software required for its use of the NEIC Services. Vendor shall conform to changes in the Transaction Specifications resulting from any non-optional change, feature, enhancement or module of the NEIC Services furnished without charge by NEIC in or to the NEIC Services within the number of days (not less than 90) which NEIC shall designate in the notice regarding such change. All expenses of any nature incurred by Vendor in connection with its use of the NEIC Services or satisfying its obligations under this agreement, including costs of any systems modifications and enhancements necessary for implementing Vendor's interface with or use of the NEIC Services shall be the responsibility of Vendor.

7.6 Vendor agrees to an NEIC Services rejected transaction rate of 2% or less with respect to all transactions within 90 days after Vendor begins to submit transactions through NEIC. A rejected transaction for this purpose shall mean a transaction which fails to be transmitted through the NEIC Services as a result of a failure to comply with the requirements of Section B.7.2. NEIC service personnel shall provide reasonable assistance to Vendor personnel to identify the reasons for transaction rejection and actions that will remedy the problem and Vendor shall use its best efforts to take such actions. If within 30 days following NEIC's notice to Vendor of its excessive rejected transaction rate such transaction rate is not brought to 2% or less, NEIC shall have the right to charge Vendor thereafter a fee of 25 cents for each rejected transaction in excess of 2% in any month.

7.7 Vendor shall submit transactions to NEIC within 24 hours of receipt thereof. Alternatively, Vendor may inform its Customers in writing that the submission interval is less frequent than daily, and provide a copy of such communication to NEIC.

7.8 Vendor shall reference NEIC in all applicable advertising, promotion or marketing material and contracts related to Vendor's transaction submission service. A special NEIC logo will be provided to Vendor for its use (subject to requirements for use of such logo then set forth in the Networked Vendor Program Document) in advertising, promotion or marketing materials once NEIC receives 1000 transactions successfully transmitted by Vendor's Customers.

7.9 Vendor's system and services shall enable all of its Customers to use all of the NEIC Services including the capacity to receive all reports furnished by such Services.

7.10 Vendor shall submit to the NEIC Services all electronic media transactions handled by Vendor in the course of its business that are to be sent to NEIC Participating Payors. Furthermore, Vendor shall not market or contract for direct transmission of electronic transactions to or with any entity which is capable of becoming an NEIC Participating Payor unless Vendor first gives NEIC notice thereof and, if NEIC within 20 days of Vendor's notice advises Vendor in writing that NEIC wishes to contract with such entity. Vendor shall give NEIC 90 days from the date of Vendor's notice to effect a contract with such entity to become an NEIC Participating Payor before Vendor markets to or contracts with such entity for direct transmission of electronic transactions.

7.11 Vendor shall make no representations or warranties to any other entity with respect to the NEIC Services which are inconsistent with the representations or warranties provided by NEIC hereunder.

8.     Vendor's Obligations With Respect to Customers

8.1 Vendor shall inform each and every one of its Customers or prospective Customers that a right to submit transactions through the NEIC Services may be acquired through agreement with Vendor.


8.2 Vendor shall furnish to each Customer whose transactions are or may be submitted through the NEIC Services all training and instruction, including retraining and all necessary information, that may be necessary or appropriate to enable assigned employees of such Customer to act to cause the timely, complete and error-free submission of such transactions through the NEIC Services in accordance with the then applicable NEIC technical and edit requirements for such submission. Vendor further agrees to provide all appropriate ongoing support to its Customers for the use of the NEIC Services, including instructions and training on how to retrieve and interpret the NEIC output reports.


8.3 Vendor shall inform each Customer wishing to have its transactions submitted through the NEIC Services that (i) NEIC will reject any transaction which fails to satisfy NEIC's then current technical and edit requirements for such transaction, and (ii) NEIC Participating Payors have the right to reject or pend any transactions that fail to meet administration criteria ordinarily employed by such Payor for such transaction.

8.4 Vendor shall require each Customer to comply with any then applicable law or industry practice and to secure any authorizations then required by applicable law, industry practice or otherwise in connection with its transaction submission process, and to maintain transaction data transmitted through NEIC and afford NEIC Participating Payors access thereto in accordance with the procedures then required by applicable law or industry practice.

8.5. Vendor hereby acknowledges and agrees that none of its Customers shall directly use the NEIC Services or be given access to any NEIC Materials, with NEIC's prior written consent.

8.6 Vendor shall distribute NEIC's output reports to its Customers within one business day of Vendor's receipt of such reports from NEIC. Alternatively, Vendor may inform its Customers in writing that the distribution interval will be less frequent than daily, and provide a copy of such communication to NEIC.

8.7 Vendor shall fully support claims status messaging, NEIC's Network News, and all relevant provider reports as specified in the then applicable Transaction Specifications.


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9.   SPECIAL OBLIGATIONS RELATING TO ON LINE SERVICES

If Vendor and NEIC have agreed by marking the applicable box in Section A.2.b of this agreement that Vendor shall enable its Customers, and shall have the right to license its Customers, to use the On Line Services as part of the NEIC Services pursuant to the then applicable Transaction Specifications for such Services, the following provisions shall apply only to such On Line Services:

9.1 If requested by Vendor in writing, NEIC shall furnish to Vendor a monthly Customer specific report setting forth the number of transactions submitted by each Customer of Vendor during the applicable month.

9.2 Vendor shall comply with any and all password security requirements of the then applicable Transaction Specifications for On Line Services transactions applicable to Vendor and shall require each of its Customers to comply with the password security requirements of the then applicable Transaction Specifications for On Line Services transactions applicable to such Customer.

9.3 Vendor shall cause each of its Customers to direct all eligibility requests only to the Payor which such Customer reasonably believes is the applicable Payor for the applicable patient. It is acknowledged that such Customer in compliance with this requirement should not make an eligibility request to more than three non-governmental Payors for the same patient within any 24 hour period. Accordingly, without limiting any other remedy NEIC may then have including the right of termination, NEIC shall have the right to charge Vendor $1.50 for each eligibility request submitted by one of Vendor's
Customers to a non-governmental Payor beyond the first three non-governmental Payors for the same patient within any 24 hour period.

10.  SPECIAL OBLIGATIONS TO ACHIEVE GOLD OR PLATINUM NEIC NETWORKED LEVELS

10.1 To qualify as a Gold Level Networked Vendor with respect to one or more claim types selected in Section A.2.(a):

     a. Vendor must support, promote and enable all of its applicable Customers to use on a continuous basis through its system one of the following transaction types through the NEIC Services from which NEIC receives each calendar month at least 1000 transactions of such transaction type which are not rejected: ERA, Rosters, Eligibility or Utilization Management; and

     b. 10,000 or more claims of the applicable claim type(s) per calendar month must be submitted by Vendor to and accepted by the NEIC Services.

10.2 To qualify as a Platinum Level Networked Vendor with respect to one or more claim types selected in Section A.2.(a);

     a. Vendor must support and enable its Customers to use on a continuous basis through its system all of the following of the transaction types through the NEIC Services from which NEIC receives each calendar month at least 1000 transactions of each such transaction type which are not rejected: ERA, Rosters (if applicable to Vendor's Customers), Eligibility and any new transaction type applicable to Vendor's Customers within six months from the date NEIC is effecting live transactions of such transaction type; and

     b. 25,000 or more claims of the applicable claim type(s) per calendar month must be submitted by Vendor to and accepted by the NEIC Services.

10.3 Vendor shall be automatically moved from Silver, Gold or Platinum Levels set forth herein to a higher Level commencing on the first day of a calendar month based on Vendor's satisfaction of the special criteria for such higher Level during the prior month. In the event that Vendor fails to satisfy any of its obligations to qualify for its then Level as set forth herein, NEIC may, in its discretion, reduce Vendor's status in a lower Level, provided that, prior to such reduction, NEIC has given notice to Vendor of Vendor's failure to comply with the obligations of its then existing Level and Vendor has failed to remedy the failure within 30 days of such notice. Any such movement to a lower Level shall take effect automatically commencing with the first day of the next calendar month after such 30 day period.

11.  REPRESENTATIONS AND WARRANTIES

11.1 NEIC represents and warrants that the NEIC Services shall perform in a reasonable manner in accordance with the specifications set forth in the Service Documentation. In the event that a documented and reproducible flaw in the NEIC Services inconsistent with this warranty is discovered, NEIC's sole responsibility shall be to use all reasonable efforts to correct such flaw in a timely manner.

11.2 The above warranty does not apply to any media or documentation which has been subjected to damage or abuse or to any claim resulting from changes in the operating characteristics of computer hardware or computer operating systems which are made after the release of the applicable NEIC Service or from an event identified in Section B.13.2.b below.

12.  LIMITATIONS OF LIABILITY

12.1 NEIC'S ONLY WARRANTIES ARE THOSE SET FORTH IN ARTICLE B11 OF THIS AGREEMENT AND NEIC EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE. IN NO EVENT SHALL NEIC BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES AND ANY CLAIM NOT PRESENTED WITHIN ONE YEAR FROM THE DISCOVERY OF THE CLAIM SHALL BE DEEMED WAIVED, NEIC'S LIABILITY TO VENDOR AND ITS CUSTOMERS UNDER THIS AGREEMENT OR WITH RESPECT TO SERVICES PERFORMED OR MATERIALS FURNISHED HEREUNDER (WHETHER UNDER CONTRACT, TORT, OR ANY OTHER THEORY OF LAW) SHALL IN NO EVENT EXCEED $10,000. THE FOREGOING LIMITATION OF LIABILITY REPRESENTS THE ALLOCATION OF RISK OF FAILURE BETWEEN THE PARTIES AS REFLECTED IN THE PRICING OF THE LICENSE HEREUNDER AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

12.2 Neither party will be responsible for delays or failures in performance resulting from acts or events beyond its control, including but not limited to, acts of nature, governmental actions, fire, labor difficulties or shortages, civil disturbances, transportation problems, interruptions of power, supply or communications or natural disasters, provided such party takes reasonable efforts to minimize the effect of such acts or events.

13.  TERMS AND RIGHTS UPON TERMINATION

13.1 This agreement will be effective for an initial period from the Effective Date through December 31, 1998. If neither party has notified the other at least 30 days before the end of the initial period of its intention not to renew this agreement, this agreement will be automatically renewed for a renewal period of one year following the initial period. In like manner, this agreement will be automatically renewed each successive year thereafter unless one party notifies the other at least 30 days before the end of a renewal period of its intention not to renew this agreement.



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13.2     Without limiting the foregoing, either party shall have the further right to terminate this agreement upon notice that the other party has committed a material breach of its obligations under this agreement and has failed to cure such breach within 15 days of notice of such breach. NEIC shall have the further right to terminate this agreement or any specific NEIC Services effective immediately upon the occurrence of any of the following events:

         a. Upon notice by NEIC to Vendor that NEIC is no longer offering or providing support for the applicable Service; or

         b. In the event Vendor fails to conform with any non-optional portion of the Transaction Specifications then in effect or utilizes any aspect of the NEIC Services on equipment or with software which is not then authorized for such use by NEIC.

13.3 Failure by Vendor to fully satisfy any of its obligations with respect to any specific NEIC Service shall give NEIC the right to terminate the use by Vendor of such Service and to maintain the rest of this agreement in full force and effect with respect to the other NEIC Services. This provision, however, does not limit NEIC's right to treat such failure as the basis for termination of this agreement in whole or to exercise any other right or remedy which NEIC may have as a result of such failure.

13.4 Upon termination of this agreement or any specific NEIC Services for any reason, Vendor shall promptly cease all use of the affected Service and, at Vendor's expense, cause to be returned to NEIC all NEIC Materials (including any and all documentation) provided by NEIC (and all copies thereof) with respect to the terminated Service.

14.      General

14.1 Each party shall comply with any applicable law or industry practice and shall secure any authorization required by applicable law, industry practice or otherwise in connection with the aspect of the transaction submission process for which it is responsible under this agreement.

14.2 Supplementing Sections B.6.3 and B.7.1, each party shall retain in confidence the terms of this agreement and any and all confidential or proprietary information regarding the other party or the NEIC Services transmitted by the other party which is marked "Confidential" (all of which are hereinafter called "Information"). Each party shall make no use of information except as required to perform in accordance with the terms of this agreement. Information shall be protected by each party in a manner which shall be no less protective than the manner such party then uses to protect its own confidential information, and such information shall not be disclosed to any person other than one for whom such knowledge is essential for the purposes of this agreement, and then only to the degree such disclosure is so essential and only if the recipient expressly agrees to be bound by provisions of confidentiality which are no less than the confidentiality provisions of this Section B.14.2. This provision shall survive the termination or expiration of this agreement.

14.3 Vendor shall make its operations, methods, documentation and appropriate personnel accessible to NEIC as NEIC may reasonably require to enable NEIC to confirm Vendor's compliance with Vendor's obligations pursuant to this agreement in accordance with the standards and quality contemplated by this agreement.

14.4 At any time, NEIC may request by notice the right to have access to healthcare administrators (other than NEIC Payors) connected to Vendor for which Vendor is compensated for all transactions submitted through the NEIC Services (including the On Line Services) on terms and conditions to NEIC which shall be no less favorable than the terms and conditions which NEIC then affords to Vendor for transactions submitted to the NEIC Services. If within 60 days of such NEIC request, an agreement for such access is not executed by Vendor and NEIC, NEIC shall have the right on 60 days prior notice to terminate this agreement.

14.5 The parties will act as independent contractors, and this agreement does not constitute either party as the agent or partner of the other party.

14.6 Notices required hereunder will be in writing signed by an officer of the notifying party and delivered personally or by overnight courier service or sent by registered or certified mail, charges prepaid, to the address noted at the top of this agreement (or to such other address as the recipient may have previously designated by notice), and will be deemed given when so delivered or four days after the date of mailing, whichever occurs first.

14.7 This agreement and the rights and obligations hereunder may not be assigned or sublicensed by either party, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

14.8 No representations have been made to induce either party to enter into this agreement except for the representations explicitly stated in this agreement. This agreement supersedes all prior or contemporaneous agreements or expressions of intent or understanding and is the entire agreement between the parties with respect to its subject matter.

14.9 All terms, conditions or provisions which may appear on any purchase or sales order or invoice issued pursuant to this agreement shall, to the extent inconsistent with the terms and conditions of this agreement, be of no force or effect, notwithstanding the fact that such order or invoice may have been executed subsequent to the date of this agreement and, in any event, preprinted terms of any such order or invoice shall have no force or effect.

14.10 In the event of a breach of any provision of this agreement by either party, the other party, in addition to any other remedy it may have, shall be entitled to recover reasonable attorneys fees and expenses incurred as a result of such breach.

14.11 No provision of this agreement may be waived, except by a writing signed by an executive officer of the party charged with such waiver and any such waiver shall be limited to the terms of such writing.

14.12 This agreement may not be changed or terminated (other than as expressly set forth in this agreement) except by a writing signed by an authorized officer of NEIC and by an authorized officer of Vendor.

14.13 This agreement is governed as to interpretation and enforcement by the laws of the State of New Jersey and the parties hereby consent to the jurisdiction of such State as the exclusive forum for litigating any dispute arising out of this agreement or out of its subject matter.

By signing below, the parties agree to all of the terms and conditions set forth above.


------------------------------------                  NATIONAL ELECTRONIC
           [VENDOR]                                 INFORMATION CORPORATION

     Name --------------------------             Name --------------------------

Signature --------------------------        Signature --------------------------

    Title --------------------------            Title --------------------------

     Date --------------------------             Date --------------------------

              NEIC MEDICAL CLAIMS ALL PAYOR NETWORK SERVICES RIDER
                   TO VENDOR PARTICIPATION AGREEMENT REGARDING
              VENDOR'S USE OF THE NEIC SERVICES (THE "AGREEMENT")

     The Agreement is hereby amended to enable Vendor to use the NEIC Medical Claims All Payor Network Services effective on the date of the last signature to this Rider (the "Effective Date") on the following terms and conditions:

     1. Vendor hereby elects to participate in the NEIC Medical Claims All Payor Network Services pursuant to which:

          A. Vendor shall have the right to submit electronic medical claims to the NEIC Transaction Services (through any format then used by Vendor for such claims) for delivery to entities who are not electronically connected to NEIC, which claims NEIC shall cause to be printed to paper and delivered to such entities ("Print to Paper Claims");

          B. Vendor shall have the right to submit electronic medical claims to the NEIC Transaction Services (through any format then used by Vendor for such claims) for delivery to entities who are electronically connected to NEIC either directly or indirectly but which do not pay NEIC to receive such claims ("Non-Participating Payors"). NEIC shall from time to time furnish to Vendor a list of the then Non-Participating Payors. Attached to this Addendum is the current list of the Non-Participating Payors. Vendor's right under this Section 1B shall be conditioned upon Vendor executing any and all documents and complying with any and all applicable procedures, rules and regulations which the Non-Participating Payor may require for delivery by NEIC to its system of Vendor's medical claims; and

          C. Vendor shall have the right to submit electronic medical claims to the NEIC Transaction Services through the format set forth in the applicable NEIC Transaction Specifications (the "NEIC Format") for delivery to entities who are electronically connected to NEIC either directly or indirectly and which pay NEIC to receive such claims ("Participating Payors").

     2. Vendor shall pay NEIC for medical claims submitted by Vendor to the NEIC Medical Claims All Payor Network Services the following per claim fees:

          A. There is no per claim charge imposed on Vendor for medical claims submitted by Vendor in the NEIC Format to the NEIC Transaction Services for delivery to Participating Payors.

          B. Vendor shall pay forty nine (49) cents for each Print to Paper Claim submitted by Vendor; and

          C. Vendor shall pay twenty two (22) cents for each medical claim submitted by Vendor for delivery to a Non-Participating Payor.

The charge set forth in Section 2C above shall be applicable to medical claims sent to Non-Participating Payors in lieu of any conflicting charge set forth in the Agreement with respect to Medicare claims.

     3. The claim charges set forth in Section 2 above shall be involved by NEIC on a monthly basis. Accompanying each such invoice shall be a report identifying the number of claims on which such invoice is based.

     4. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Rider.

     5. Except as modified by this Rider, the terms and conditions of the Agreement remain in full force and effect and shall be applicable to the NEIC Medical Claims All Payor Network Services set forth herein and this Rider shall be deemed part of the Agreement. In the event of a conflict between a provision of this Rider and a provision of the Agreement, the provision of this Rider shall govern.

     Rider Accepted:



            Nichols Select                   NATIONAL ELECTRONIC INFORMATION
---------------------------------------               CORPORATION
               [VENDOR]


NAME   John R. Gray                          Name
     ----------------------------------           ------------------------------
Signature    John R. Gray                    Signature
         ------------------------------                -------------------------
Title   V.P. Network Services                Title
      ---------------------------------            -----------------------------
Date      2-18-1997                          Date
     ----------------------------------           ------------------------------

                      NEIC ERA SERVICES RIDER TO AGREEMENT
                   BETWEEN NEIC AND VENDOR REGARDING VENDOR'S
                   USE OF THE NEIC SERVICES (THE "AGREEMENT")


     The Agreement is hereby amended to enable Vendor to use the NEIC ERA Services as described in the NEIC Transaction Specifications for ERA Services effective on the date of the last signature to this Rider (the "Execution Date") on the following terms and conditions:

     1. Vendor hereby elects to participate in the NEIC ERA Services pursuant to which Vendor shall have the right to receive electronic remittance advice ("ERA") transactions (pursuant to the NEIC ERA Services through the format and in accordance with the specifications then set forth in the applicable NEIC Transaction Specifications for NEIC ERA Services) in connection with (i) claims which were not delivered through the NEIC Services ("Non-NEIC Claims"), (ii) claims which were delivered electronically by the NEIC Services to an entity identified on NEIC's then current list of Non-Participating Payors (provided to Vendor from time to time) which are entities who do not pay NEIC to receive such claims ("Non-Participating Payor Claims") and (iii) claims which were delivered electronically by the NEIC Services to an entity not identified as a Non-Participating Payor ("Participating Payor Claims").

     2. Vendor shall pay NEIC 10 cents for each Participating Payor Claim, 20 cents for each Non-Participating Payor Claim and 20 cents for each Non-NEIC Claim covered by an ERA transaction.

     3. The claim charges set forth in Section 2 above shall be invoiced by NEIC on a monthly basis. Accompanying each such invoice shall be a report identifying the number of claims on which such invoice is based.

     4. Notwithstanding the foregoing, in the event that the total charges imposed on Vendor hereunder for Vendor's use of the NEIC ERA Services in any month following the first three full calendar months of Vendor's use of such Services is less than $50, in lieu of such charges, NEIC shall invoice Vendor and Vendor shall pay $50 for its use of such Services in such month.

     5. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Rider.

     6. Except as modified by this Rider, the terms and conditions of the Agreement remain in full force and effect and shall be applicable to the NEIC ERA Services set forth herein and this Rider shall be deemed part of the Agreement. In the event of a conflict between a provision of this Rider and a provision of the Agreement, the provision of this Rider shall govern.

     Rider Accepted:

          Nichols Select                           NATIONAL ELECTRONIC
---------------------------------------          INFORMATION CORPORATION
            [VENDOR]

Name: /s/ John R. Gray                     Name:
      ---------------------------------          -------------------------------

Signature: /s/ John R. Gray                Signature:
           ----------------------------              ---------------------------

Title: V.P. Network Systems                Title:
       --------------------------------          -------------------------------

Date: 2-18-1997                            Date:
      ---------------------------------          -------------------------------